SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cohen & Steers REIT and Utility Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.

280 Park Avenue, New York, New York 10017

February 14, 2008

Dear Fellow Stockholder:

The fund’s annual stockholders’ meeting will be held at the fund’s offices, 280 Park Avenue, 10th Floor, New York, New York 10017, on April 1, 2008 at 10:00 a.m. We urge you to immediately vote the enclosed White Proxy Card to re-elect your Board of Directors.

Your Directors are highly qualified and very experienced in overseeing closed-end funds. They have a proven track record of protecting the long-term interests of all stockholders. Under their direction the fund has an outstanding performance record and history of distribution increases.

You may receive another proxy from a hedge fund speculator seeking board seats. Do NOT vote their proxy as we believe their interests are entirely self-motivated and inconsistent with yours.

Why you should vote for your Directors.

✓	Your fund has had outstanding performance. It has out-performed the FTSE NAREIT Equity Index and the fund’s blended benchmark index for the one- and three year periods ended December 31, 2007.*

	1 YEAR	3 YEARS	SINCE INCEPTION**
Cohen & Steers REIT and Utility Income Fund	–1.24%	12.75%	9.48%
FTSE NAREIT Equity Index	–15.69%	8.50%	12.95%
Blended Index	–2.63%	10.40%	12.92%

✓

Your Directors have increased the fund’s distribution level each year since the fund was launched in January 2004, demonstrating the Director’s commitment to achieving the fund’s investment objective and long-term interests of all stockholders.

✓

The hedge fund speculator is looking for a quick profit and his strategies are not in your best interest. His strategies are not designed to enhance long-term performance and will be at the expense of all long-term stockholders.

Please refer to the enclosed proxy statement for more information. If you have any questions about this matter, please call our proxy solicitation firm: The Altman Group, at (800) 290-1473.

Sincerely,

Martin Cohen Co-Chairman	Robert H. Steers Co-Chairman

*	Total returns as of December 31, 2007, based on market price. Blended Index consists of 40% NAREIT Equity REIT Index, 40% S&P 1500 Utilities and 20% Merrill Lynch Fixed Rate Preferred Index. The performance data quoted represent past performance. Past performance is no guarantee of future results. The investment return will vary and the principal value of an investment will fluctuate and shares may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. During certain of the periods presented, the advisor has waived fees. Absent such waivers, returns would have been lower.
**	Since inception 1/30/2004.